                                 EXHIBIT 4.2

                          LOAN AND SECURITY AGREEMENT



                                 by and between



                                  RHODES, INC.


                                      and



                         WACHOVIA BANK OF GEORGIA, N.A.



                               February 24, 1994

                               TABLE OF CONTENTS



1.      DEFINITIONS, TERMS AND REFERENCES   . . . . . . . . . . .        1
        1.1    Certain Definitions  . . . . . . . . . . . . . . .        1
        1.2    Use of Defined Terms   . . . . . . . . . . . . . .       12
        1.3    Accounting Terms   . . . . . . . . . . . . . . . .       12
        1.4    UCC Terms      . . . . . . . . . . . . . . . . . .       12
        1.5    Terminology    . . . . . . . . . . . . . . . . . .       12
        1.6    Exhibits       . . . . . . . . . . . . . . . . . .       13

2.      THE FINANCING         . . . . . . . . . . . . . . . . . .       13
        2.1    Line of Credit   . . . . . . . . . . . . . . . . .       13
        2.2    Method of Borrowing  . . . . . . . . . . . . . . .       14
               2.2.1 Notice to Lender   . . . . . . . . . . . . .       14
               2.2.2 When Revolver Loans Made   . . . . . . . . .       14
               2.2.3 Application of Proceeds from Certain
                       Borrowings   . . . . . . . . . . . . . . .       14
               2.2.4 Certain Payments Deemed Made   . . . . . . .       15
               2.2.5 Limitation on Euro-Dollar Rate Loans   . . .       15
        2.3    Interest . . . . . . . . . . . . . . . . . . . . .       15
               2.3.1 Prime Rate Loans   . . . . . . . . . . . . .       15
               2.3.2 Euro-Dollar Rate Loans   . . . . . . . . . .       15
        2.4    Fees . . . . . . . . . . . . . . . . . . . . . . .       16
               2.4.1 Commitment Fee   . . . . . . . . . . . . . .       16
               2.4.2 Unused Line Fee  . . . . . . . . . . . . . .       16
        2.5    Computation of Interest and Fees   . . . . . . . .       16
        2.6    Maximum Interest   . . . . . . . . . . . . . . . .       16
        2.7    General Provisions as to Payments  . . . . . . . .       17
               2.7.1 Maturity of Revolver Loans   . . . . . . . .       17
               2.7.2 Timing   . . . . . . . . . . . . . . . . . .       17
               2.7.3 Next Banking Day   . . . . . . . . . . . . .       17
        2.8    Term and Termination of Line of Credit   . . . . .       17

3.      CHANGE IN CIRCUMSTANCES; COMPENSATION   . . . . . . . . .       18
        3.1    Basis for Determining Interest Rate Inadequate
                 or Unfair    . . . . . . . . . . . . . . . . . .       18
        3.2    Illegality     . . . . . . . . . . . . . . . . . .       18
        3.3    Increased Cost and Reduced Return  . . . . . . . .       18
               3.3.1 Change of Law  . . . . . . . . . . . . . . .       18
               3.3.2 Capital Adequacy   . . . . . . . . . . . . .       19
               3.3.3 Notice of Determination  . . . . . . . . . .       19
        3.4    Prime Rate Loans Substituted for Affected
                 Euro-Dollar Rate Loans   . . . . . . . . . . . .       20
        3.5    Compensation for Funding Losses  . . . . . . . . .       20

4.      SECURITY INTEREST - - COLLATERAL  . . . . . . . . . . . .       20

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
        INVENTORY COLLATERAL  . . . . . . . . . . . . . . . . . .       21
        5.1    Sale of Inventory Collateral   . . . . . . . . . .       21
        5.2    Insurance. . . . . . . . . . . . . . . . . . . . .       21
        5.3    Good Title; No Existing Encumbrances   . . . . . .       21

        5.4    Right to Grant Security Interest; No Further
                 Encumbrances   . . . . . . . . . . . . . . . . .       22
        5.5    Location of Inventory Collateral   . . . . . . . .       22

6.      REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO
        BALANCES COLLATERAL   . . . . . . . . . . . . . . . . . .       22
        6.1    Ownership      . . . . . . . . . . . . . . . . . .       22
        6.2    Remedies       . . . . . . . . . . . . . . . . . .       22
        6.3    Liens          . . . . . . . . . . . . . . . . . .       23

7.      GENERAL REPRESENTATIONS AND WARRANTIES  . . . . . . . . .       23
        7.1    Corporate Existence and Qualification  . . . . . .       23
        7.2    Corporate Authority; Validity and Binding Effect         23
        7.3    No Material Litigation   . . . . . . . . . . . . .       24
        7.4    Taxes          . . . . . . . . . . . . . . . . . .       24
        7.5    Capital Stock  . . . . . . . . . . . . . . . . . .       24
        7.6    Corporate Organization   . . . . . . . . . . . . .       24
        7.7    Insolvency     . . . . . . . . . . . . . . . . . .       24
        7.8    Title          . . . . . . . . . . . . . . . . . .       24
        7.9    Margin Stock   . . . . . . . . . . . . . . . . . .       24
        7.10   No Violations  . . . . . . . . . . . . . . . . . .       25
        7.11   ERISA          . . . . . . . . . . . . . . . . . .       25
        7.12   Financial Statements   . . . . . . . . . . . . . .       25
        7.13   Delivery of Certain Collateral   . . . . . . . . .       26
        7.14   Purchase of Collateral   . . . . . . . . . . . . .       26
        7.15   Pollution and Environmental Control  . . . . . . .       26
        7.16   Possession of Franchises, Licenses, Etc  . . . . .       26
        7.17   Disclosure     . . . . . . . . . . . . . . . . . .       27
        7.18   Rental Payments  . . . . . . . . . . . . . . . . .       27

8.      GENERAL AFFIRMATIVE COVENANTS   . . . . . . . . . . . . .       27
        8.1    Records Respecting Collateral  . . . . . . . . . .       27
        8.2    Further Assurances   . . . . . . . . . . . . . . .       27
        8.3    Right to Inspect   . . . . . . . . . . . . . . . .       28
        8.4    Reports        . . . . . . . . . . . . . . . . . .       28
        8.5    Settlement Sheets  . . . . . . . . . . . . . . . .       28
        8.6    Periodic Financial Statements  . . . . . . . . . .       29
        8.7    Annual Financial Statements  . . . . . . . . . . .       29
        8.8    Payment of Taxes   . . . . . . . . . . . . . . . .       29
        8.9    Maintenance of Insurance   . . . . . . . . . . . .       29
        8.10   Maintenance of Property and Management   . . . . .       30
        8.11   Certificate of No Event of Default   . . . . . . .       30
        8.12   Change of Principal Place of Business  . . . . . .       30
        8.13   Waivers. . . . . . . . . . . . . . . . . . . . . .       30
        8.14   Preservation of Corporate Existence  . . . . . . .       30
        8.15   Compliance With Laws   . . . . . . . . . . . . . .       31
        8.16   ERISA  . . . . . . . . . . . . . . . . . . . . . .       31
        8.17    . . . . . . . . . . . . . . . . . . . . . . . . .       31
        8.18   Certain Required Notices   . . . . . . . . . . . .       31
        8.19   Consolidated Fixed Charge Coverage Ratio   . . . .       31
        8.20   Minimum Consolidated Net Worth   . . . . . . . . .       32

        8.21   Consolidated Leverage Ratio  . . . . . . . . . . .       32
        8.22   Banking Relationship . . . . . . . . . . . . . . .       32
        8.23   Business Plan and Financial Projections  . . . . .       33
        8.24   SEC Filings; Shareholder Reports   . . . . . . . .       33

9.      NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .       33
        9.1    No Encumbrances  . . . . . . . . . . . . . . . . .       33
        9.2    Indebtedness for Borrowed Funds  . . . . . . . . .       33
        9.3    Capital Expenditures and Leases  . . . . . . . . .       33
        9.4    Contingent Liabilities   . . . . . . . . . . . . .       33
        9.5    Distributions. . . . . . . . . . . . . . . . . . .       34
        9.6    Restricted Investments . . . . . . . . . . . . . .       34
        9.7    Merger; Business Changes . . . . . . . . . . . . .       34
        9.8    Business Locations . . . . . . . . . . . . . . . .       34
        9.9    ERISA. . . . . . . . . . . . . . . . . . . . . . .       34
        9.10   Loans. . . . . . . . . . . . . . . . . . . . . . .       34
        9.11   Affiliate Transactions   . . . . . . . . . . . . .       35
        9.12   Subsidiaries . . . . . . . . . . . . . . . . . . .       35
        9.13   Fiscal Year. . . . . . . . . . . . . . . . . . . .       35

10. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .       35
        10.1   Master Note. . . . . . . . . . . . . . . . . . . .       35
        10.2   Obligations. . . . . . . . . . . . . . . . . . . .       35
        10.3   Misrepresentations   . . . . . . . . . . . . . . .       36
        10.4   Covenants  . . . . . . . . . . . . . . . . . . . .       36
        10.5   Default Under Guaranty   . . . . . . . . . . . . .       36
        10.6   Damage, Loss, Theft or Destruction of Collateral         36
        10.7   Other Debts. . . . . . . . . . . . . . . . . . . .       36
        10.8   Voluntary Bankruptcy   . . . . . . . . . . . . . .       36
        10.9   Involuntary Bankruptcy   . . . . . . . . . . . . .       37
        10.10  Judgments. . . . . . . . . . . . . . . . . . . . .       37
        10.11  ERISA. . . . . . . . . . . . . . . . . . . . . . .       37
        10.12  Bankruptcy of Affiliated Party   . . . . . . . . .       37
        10.13  Prepayment of Senior Notes   . . . . . . . . . . .       38
        10.14  Material Adverse Change  . . . . . . . . . . . . .       38
        10.15  Change of Control  . . . . . . . . . . . . . . . .       38

11.     REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . .       38
        11.1   Acceleration of the Obligations  . . . . . . . . .       38
        11.2   Remedies of a Secured Party  . . . . . . . . . . .       39
        11.3   Set Off. . . . . . . . . . . . . . . . . . . . . .       40
        11.4   Other Remedies . . . . . . . . . . . . . . . . . .       40

12.     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . .       40
        12.1   No Default . . . . . . . . . . . . . . . . . . . .       40
        12.2   Board of Resolutions and Incumbency Certificate  .       40
        12.3   Certificate of Good Standing . . . . . . . . . . .       40
        12.4   Articles/By-Laws . . . . . . . . . . . . . . . . .       40
        12.5   Loan Documents and any Guaranty  . . . . . . . . .       40
        12.6   Hazard Insurance Certificate . . . . . . . . . . .       41
        12.7   Financing Statements . . . . . . . . . . . . . . .       41

        12.8   Opinion of Counsel   . . . . . . . . . . . . . . .       41
        12.9   Landlord Agreements  . . . . . . . . . . . . . . .       41
        12.10  Excess Availability  . . . . . . . . . . . . . . .       41
        12.11  Intercreditor Agreement  . . . . . . . . . . . . .       41
        12.12  Miscellaneous  . . . . . . . . . . . . . . . . . .       41

13.     PARTICIPANT IN REVOLVER LOANS   . . . . . . . . . . . . .       41

14.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .       42
        14.1   Waiver . . . . . . . . . . . . . . . . . . . . . .       42
        14.2   Governing Law. . . . . . . . . . . . . . . . . . .       42
        14.3   Survival . . . . . . . . . . . . . . . . . . . . .       42
        14.4   No Assignment by Borrower; Sale of Interest
                 by Lender. . . . . . . . . . . . . . . . . . . .       42
        14.5   Counterparts . . . . . . . . . . . . . . . . . . .       43
        14.6   Reimbursement  . . . . . . . . . . . . . . . . . .       43
        14.7   Successors and Assigns   . . . . . . . . . . . . .       43
        14.8   Severability . . . . . . . . . . . . . . . . . . .       43
        14.9   Notices  . . . . . . . . . . . . . . . . . . . . .       43
        14.10  Entire Agreement - Amendment   . . . . . . . . . .       44
        14.11  Time of the Essence  . . . . . . . . . . . . . . .       44
        14.12  Interpretation . . . . . . . . . . . . . . . . . .       44
        14.13  Lender Not a Joint Venturer  . . . . . . . . . . .       44
        14.14  Jurisdiction . . . . . . . . . . . . . . . . . . .       44
        14.15  Acceptance . . . . . . . . . . . . . . . . . . . .       45
        14.16  Waiver of Rights . . . . . . . . . . . . . . . . .       45
        14.17  Cure of Defaults by Lender   . . . . . . . . . . .       45
        14.18  Recitals . . . . . . . . . . . . . . . . . . . . .       45
        14.19  Attorney-in-Fact . . . . . . . . . . . . . . . . .       45
        14.20  Sole Benefit . . . . . . . . . . . . . . . . . . .       46
        14.21  Jury Trial Waiver. . . . . . . . . . . . . . . . .       46


EXHIBIT "A" - Collateral Locations
EXHIBIT "B" - Master Note
EXHIBIT "C" - Schedule of Permitted Encumbrances
EXHIBIT "D" - Notice of Borrowing
EXHIBIT "E" - Compliance Certificate
EXHIBIT "F" - Board Resolutions/Incumbency Certificate
EXHIBIT "G" - Opinion of Counsel
EXHIBIT "H" - Schedule of Additional Required
              Documentation
EXHIBIT "I" - Excluded Leased Locations
EXHIBIT "J" - Pending Litigation

                          LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made by and between Borrower and Lender, this 24th day of February, 1994.


                              W I T N E S S E T H:


         WHEREAS, Borrower has applied to Lender for financing of the type or types more particularly described hereinbelow; and

         WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

         NOW, THEREFORE, in consideration of the sum of $100, the foregoing premises, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

         1. DEFINITIONS. TERMS AND REFERENCES.

            1.1 Certain Definitions. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

            "Account Debtor" shall mean each Person who is obligated with respect to any account arising from the sale, lease or other disposition of any Inventory Collateral.

            "Acquisition" shall mean any transaction, or any series of related transactions, by which Borrower directly or indirectly (a) acquires any ongoing business for all or substantially all of the assets of any Person, whether through the purchase of assets, or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (c) acquires control of a 50% or more ownership interest in any partnership or joint venture.

            "Adjusted LIBOR Rate" applicable to any Interest Period, means that interest rate per annum determined by Lender to be equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR Rate for such Interest Period by (ii) 1.00 minus the then applicable Euro-Dollar Reserve Percentage (if any).

            "Affiliate" shall mean, with respect to any Person, any Person Controlling, Controlled by or under common Control with such Person. For purposes hereof, Green Capital shall at all times be considered an "Affiliate" of Borrower.

            "Agreement" shall mean this Loan and Security Agreement.

            "Applicable Margin" shall mean

            (i) until the provisions of clause (ii) of this definition apply, and for any subsequent period in which Borrower's Consolidated Net Worth is less than $55,000,000, or at any time that an Event of Default exists, (x) .625% for any Prime Rate Loan and (y) 2.5% for any Euro-Dollar Rate Loan; and

            (ii) for any period in which Borrower's Consolidated Net Worth equals or exceeds $55,000,000 and no Event of Default exists, (x) .50% for any Base Rate Loan and (y) 2.375% for any Euro-Dollar Rate Loan.

   The Applicable Margin shall be adjusted based upon any change in Borrower's Consolidated Net Worth five (5) Domestic Business Days after Lender's receipt of Borrower's financial statements confirming such Consolidated Net Worth.

            "Average Loan Balance" shall mean, for any quarter, the amount obtained by adding the unpaid balance of Revolver Loans at the end of each day of each day during such quarter and by dividing such sum by the number of days in such quarter.

            "Balances Collateral" shall mean all property of Borrower left with Lender or in Lender's possession now or hereafter, all deposit accounts of Borrower now or hereafter opened with Lender, all certificates of deposit issued by Lender to Borrower, and all drafts, checks and other items deposited in or with Lender by Borrower for collection now or hereafter.

            "Bankruptcy Code" shall mean Title 11 of the United States Code.

            "Beneficial" shall mean Beneficial National Bank USA.

            "Beneficial Agreement" shall mean the Merchant Agreement (Revolving Credit Plans) dated as of May 15, 1992 between Borrower and Beneficial setting forth the terms of a private label credit card program established by Beneficial for Borrower's customers.

            "Books and Records" shall mean all books and records of Borrower at any time relating to any of the Collateral.

            "Borrower" shall mean Rhodes, Inc., a corporation organized and existing under the laws of the State of Georgia, and its successors and permitted assigns.

            "Borrowing" means a borrowing hereunder on a single date consisting of either a Prime Rate Borrowing or a Euro-Dollar Rate Borrowing, or both.

            "Change of Law" shall have the meaning set forth in Section 3.2 hereof.

            "Closing Date" shall mean the date on which each of the conditions precedent set forth in Section 12 hereof are satisfied and Lender makes the initial Revolver Loan hereunder.

            "Collateral" shall mean the property of Borrower described in
Section 4 hereof in which Lender has, or is to have, a security interest pursuant thereto, as security for payment of the Obligations.

            "Collateral Locations" shall mean the Executive Office and those additional locations set forth and described on Exhibit "A" attached hereto.

            "Collateral Reserve Account" shall mean a non-interest bearing account which Borrower may be required to open and maintain with Lender and into which Borrower shall cause to be deposited all proceeds of the Collateral.

            "Consolidated" shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            "Consolidated Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio which (A) Consolidated Net Income plus interest expense, provision for taxes, and operating lease expense of Borrower and its Consolidated Subsidiaries in such period, bears to (B) the sum of interest expense and operating lease expense of Borrower and its Consolidated Subsidiaries for the same said period.

            "Consolidated Leverage Ratio" shall mean, at any date, the ratio which Borrower's Consolidated total liabilities on such date bears to Consolidated Net Worth on such date, all as determined under GAAP.

            "Consolidated Net Income" for any period, means the net income of Borrower and its Consolidated Subsidiaries for such period, determined on a basis in accordance with GAAP, excluding, however, (i) any extraordinary items and (ii) any equity interest of Borrower or any Consolidated Subsidiary in the unremitted profits or losses of any Person which is not a Subsidiary, in each case as likewise determined on a basis in accordance with GAAP.

            "Consolidated Net Worth" shall mean the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of Borrower and its Consolidated Subsidiaries which would appear as such on a balance sheet of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, minus amounts due from Affiliates and any write-up of assets subsequent to the date of this Agreement.

            "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Borrower in its consolidated financial Statements as of such date.

            "Control" shall mean control of any Person, which control shall be presumed hereunder in all instances of ownership, directly or indirectly, of 50% or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions of the controlled Person.

            "Credit Card Receivables Collateral" shall mean any rights to payment Borrower may now or hereafter have under or by virtue of the Beneficial Agreement or any other present or future agreement to which Borrower is a party and pursuant to which Borrower is entitled to payment or remittance by reason of Borrower's honoring of any credit card of a customer.

            "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

            "Default Rate" shall mean, at any time, that interest rate per annum equal to two percent (2%) plus the stated interest rate in effect under the Master Note on such date.

            "Distribution" shall mean, in respect of any corporation, (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition by the corporation of its capital stock (or any warrant or option for the purchase of any such stock) unless made contemporaneously from the net proceeds of the sale of its capital stock.

            "Documents Collateral" shall mean all documents (including, but not limited to, warehouse receipts, bills of lading, dock warrants, dock receipts and other documents of title) in any way relating to any of the Inventory Collateral.

            "Dollars" or "$" shall mean dollars in lawful currency of the United States of America.

            "Domestic Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are not required to be open for business in the State of Georgia.

            "Eligible Inventory" shall mean new, saleable finished goods inventory of Borrower consisting of furniture (but excluding any "Accessories" as such term is defined below), which is deemed by Lender to be eligible for advances and which is at all times subject to a duly perfected, first priority (and only) security interest in favor of Lender; is in good and saleable condition, is not on consignment from or subject to any repurchase agreement with any supplier; does not constitute returned, repossessed, damaged or slow-moving goods (and, for purposes hereof, goods will be deemed slow-moving to the extent of amounts representing more than nine months of sales); conforms in all respect to the warranties and representations set forth in the Loan Documents; is not subject to a negotiable warehouse receipt or other negotiable instrument; is not subject to any license or other agreement that limits or restricts Borrower's or Lender's right to sell or otherwise dispose of such inventory; and is located on premises with respect to which Lender holds a landlord's or mortgagee's waiver agreement acceptable to it (excluding any location listed on Exhibit "I" attached hereto for which a landlord's or mortgagee's agreement is not required). Standards of eligibility may be revised at any time or times that Lender deems necessary or desirable. For purposes of this definition, the term "Accessories" shall include, without limitation, all lamps, mirrors, pictures, ashtrays, umbrellas, trash cans and flowers owned by Borrower.

            "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act; the Clean Water Act; the Clean Air Act; the River and Harbor Act; the Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and

Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; the Oil Pollution Act of 1990; the Emergency Planning and Community Rights to Know Act of 1986; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "Euro-Dollar Business Day" shall mean any Domestic Business Day in which dealings in dollar deposits are carried out in the London Interbank Euro-Dollar market.

         "Euro-Dollar Rate" applicable to any Interest Period, shall mean that interest rate per annum equal to the sum of (i) the Adjusted LIBOR Rate for such Interest Period, plus (ii) the Applicable Margin.

         "Euro-Dollar Rate Borrowing" shall mean a Euro-Dollar Rate Loan or Loans made by Lender to Borrower on a single date in accordance with Section 2 hereof.

         "Euro-Dollar Rate Loan" shall mean a Revolver Loan made at the Euro-Dollar Rate pursuant to Section 2 hereof.

         "Euro-Dollar Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         "Event of Default" shall mean any of the events or conditions described in Section 10, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

         "Executive Office" shall mean 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

         "GAAP" shall mean generally accepted accounting principles, consistently applied.

         "Green Capital" shall mean Green Capital Investors, L.P., a Georgia limited partnership.

         "Guarantor" shall mean individually and collectively any and all accommodation makers, endorsers, guarantors or sureties from whom Lender may require the endorsement of any note or the execution of any contract of guaranty or suretyship guaranteeing payment of any of the Obligations.

         "Guaranty" shall mean any agreement or other writing executed by a Guarantor guaranteeing payment of any of the Obligations.

         "Interest Period" means with respect to each Euro-Dollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding date in the first, second or third month thereafter, as Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

         (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Inventory Collateral" shall mean all inventory of Borrower, or in which it has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in Borrower's business.

         "Inventory Collateral Proceeds" shall mean all cash and non-cash proceeds arising out of or resulting from any sale, lease, license or other disposition of any Inventory Collateral or any interest therein, whether in the form of cash or constituting accounts, instruments, chattel paper or general intangibles, and all proceeds of any insurance relating to any of the Inventory Collateral.

         "Lender" shall mean Wachovia Bank of Georgia, N.A., a national bank with its principal office in Atlanta, Georgia, and its successors and assigns.

         "LIBOR Rate" means with respect to any Interest Period, the rate per annum determined by Lender on the basis of the offered rate for deposits in Dollars in the London Interbank Euro-Dollar market of amounts equal to or comparable to the amount of the Euro-Dollar Rate Loan to which such Interest Period relates offered for a term comparable to such Interest Period, which rate appears on the Telerate Screen LIBOR Page as of 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period; provided, however, that if more than one such offered rate appears on the Telerate Screen LIBOR Page, "LIBOR Rate" shall be the arithmetic average (rounded upward, if necessary, to the next higher of 1/100 of 1%) of such offered rates.

         "Line Commitment" shall mean the maximum aggregate amount available under the Line of Credit, without reference to the Margin Requirement, pursuant to Section 2.1.

         "Line of Credit" shall refer to the line of credit opened by Lender in favor of Borrower pursuant to the provisions of Section 2.1, in the amount of the Line Commitment.

         "Loan Documents" shall mean this Agreement, the Master Note, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

         "Margin" shall mean a sum equal the lesser of (x) $30,000,000 or (y) 50% of the dollar amount of Eligible Inventory, valued at the lower of its cost or market value, as at the date of determination.

         "Margin Requirement" shall have the meaning ascribed to such term in
Section 2.1.

         "Master Note" shall mean the Master Note dated of even date herewith, in the principal amount of the Line Commitment, evidencing the Revolver Loans, which shall be substantially in the form of Exhibit "B" attached hereto.

         "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of 1980, amending Title IV of ERISA.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Noteholders" shall mean Sun Life Insurance Company of America, The Equitable Private Income and Equity Partnership II, L.P., The Life Insurance Company of Virginia, and Protective Life Insurance Company and their successors and assigns.

         "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of June 17, 1993, as amended or modified from time to time, between the Noteholders and Borrower and pursuant to which the Noteholders purchased the Senior Notes.

         "Note Purchase Documents" shall mean the Note Purchase Agreement and all instruments, agreements and other writings executed by either Noteholders or Borrower in connection therewith or with reference thereto.

         "Notice of Borrowing" shall have the meaning set forth in Section
2.2.1 hereof.

         "Obligations" shall mean any and all indebtednesses, liabilities and obligations of Borrower to Lender, including, without limitation, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Master Note or otherwise, and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligation of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; any and all present and future indebtedness of Borrower to other creditors which is purchased by Lender from such other creditors; and any and all future or additional indebtednesses, liabilities or obligations of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, commitment fee, service charge, interest rate swap agreement, interest rate cap agreement, forward contract, futures contract or otherwise.

         "Original Term" shall have the meaning given such term in Section 2.8 of this Agreement.

         "Participant" shall mean Barclays Business Credit, Inc., a Connecticut corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" shall mean (i) liens for taxes not yet due and payable or being actively contested as permitted by Section 8.8, but only if such liens do not adversely affect Lender's rights or the priority of Lender's security interest in the Collateral; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such liens are and remain junior to liens granted in favor of Lender; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business; (v) bankers' liens arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship;
(vi) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); and (vii) those security interests, liens and encumbrances, if any, set forth and described on Exhibit "C" attached hereto, pertaining to the type of Collateral involved, as shown thereon.

         "Person" shall mean any individual, partnership, corporation, joint venture, joint stock company, trust, governmental unit or other entity.

         "Plan" shall mean any employee benefit plan or other plan for any employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001(a)(14) of ERISA, and which is subject to the provisions of Title IV of ERISA.

         "Prime Rate" refers to that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender lends at interest rates above and below the Prime Rate.

         "Prime Rate Borrowing" shall mean a Prime Rate Loan made by Lender to Borrower on a single date in accordance with Section 2 hereof.

         "Prime Rate Loan" shall mean a Revolver Loan made at the Prime Rate pursuant to Section 2 hereof.

         "Projections" shall mean, for any fiscal year of Borrower, Borrower's forecasted (a) balance sheet, (b) profit and loss statements, (c) cash flow statements, (d) capitalization statements for such fiscal year, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Renewal Term" shall have the meaning given such term in Section 2.8 of this Agreement.

         "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA.

         "Restricted Investment" shall mean any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) property to be used in the ordinary course of business; (iii) current assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

         "Revolver Loan" shall mean a Euro-Dollar Rate Loan or a Prime Rate Loan made by Lender pursuant to Section 2.1 hereof.

         "Security Pacific" shall mean Security Pacific Business Credit, Inc., a Delaware corporation, and its successors and assigns.

         "Senior Notes" shall mean Borrower's 9% Senior Secured Notes due 1999 and 10% Senior Secured Notes due 2000 purchased by the Noteholders pursuant to the Note Purchase Agreement.

         "Senior Officer" shall mean Borrower's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Administrative Officer, in each case whatever the title nomenclature may be of the person designated.

         "Subsidiary" shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly, 50% or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions; provided, however, that the term Subsidiary shall not include any corporation, partnership, business association or other entity which has (and for so long as it has) assets with a fair market value of less than $100,000 or which has gross revenues in any year of less than $100,000.

         "Termination Date" shall mean the last day of the term of the Line of Credit as set forth in Section 2.8 hereof.

         "UCC" shall mean the Uniform Commercial Code - Secured Transactions of Georgia (OCGA Art. 11-9), as in effect on the date hereof.

         1.2 Use of Defined Terms. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

         1.4 UCC Terms. The terms "accounts," "chattel paper," "instruments," "documents," "general intangibles" and "inventory" as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

         1.5 Terminology and Interpretation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the sections or other subdivisions divisions or, or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto.

                 1.6 Exhibits. All Exhibits attached hereto are by reference made a part hereof.

         2.      THE FINANCING.

                 2.1 Line of Credit. Upon the execution of this Agreement and compliance with its terms and conditions, Lender agrees to open the Line of Credit in favor of Borrower so that, from the Closing Date to (but not including) the Termination Date and so long as there is not in existence any Default Condition or Event of Default, Borrower may borrow and repay and reborrow up to a maximum aggregate principal amount outstanding at any one time equal to $30,000,000, which is the Line Commitment, subject, however, to the requirement that at no time shall the aggregate principal amount outstanding under the Line of Credit exceed the Margin (such requirement being referred to herein as the "Margin Requirement"); and provided, further, that if, at any time hereafter, the Margin Requirement is not satisfied, Borrower shall immediately repay the then principal balance of the Master Note by that amount necessary to satisfy the Margin Requirement. All proceeds so obtained under the Line of Credit may be used by Borrower to satisfy existing indebtedness of Borrower to Security Pacific and to Green Capital and thereafter for working capital in such manner as Borrower may elect in the ordinary course of its business operations and for loans to Green Capital to the extent permitted by
Section 9.10 hereof. All Revolver Loans shall be evidenced by the Master Note, which shall be executed and delivered simultaneously herewith. Each request for a Revolver Loan shall be made in accordance with Section 2.2 hereof. The principal amount of the Master Note shall be due and payable on the Termination Date and shall bear interest (computed as provided in Section 2.5 hereof from the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate or rates per annum set forth in Section 2.3 hereof and payable as provided in Sections

2.3 and 2.7 hereof. Borrower understands and agrees, however, that in addition to the right of Lender to terminate the Line of Credit at any time hereafter, without notice, upon the occurrence of any Event of Default, as hereinafter provided, the commitment of Lender hereunder with respect to the Line of Credit shall terminate on the Termination Date.

                 2.2      Method of Borrowing.

                          2.2.1   Notice to Lender. Borrower shall give Lender
written notice of Borrower's intent to borrow under the Line of Credit (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D, not later than 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business
Day of each Prime Rate Borrowing and not later than 11:00 a.m. (Atlanta, Georgia time) at least two (2) Euro-Dollar Business Days before each Euro-Dollar Rate Borrowing, specifying:

                 (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Prime Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Rate Borrowing,

                 (b) the amount of such Borrowing (which shall be in the minimum amount of $2,000,000 or any larger multiple of $1,000,000 in the case of Euro-Dollar Rate Loans),

                 (c) whether the Revolver Loans comprising such Borrowing are to be the Prime Rate Loans or Euro-Dollar Rate Loans, and

                 (d) the duration of the Interest Period applicable to any Euro-Dollar Rate Borrowing, subject to the provisions of the definition of "Interest Period."

                          2.2.2   When Revolver Loans Made. Subject to
Borrower's timely and proper submission of a Notice of Borrowing and Borrower's entitlement to receive a Revolver Loan under the Line of Credit as provided in Section 2.1 hereof, Lender shall (except as provided in Section
2.2.3 hereof) make available such Borrowing to Borrower in federal or other funds immediately available in Atlanta, Georgia, not later than 12:00 noon (Atlanta, Georgia time) on the date of each Prime Rate Borrowing and not later than 11:00 a.m. (Atlanta, Georgia time) on the date of each Euro-Dollar Rate Borrowing. The funding of Revolver Loans may be effected, at Lender's option, by way of credit to a controlled disbursement account to be maintained by Borrower with Lender.

                          2.2.3   Application of Proceeds from Certain
Borrowings. If Lender makes a Revolver Loan on a day that Borrower is obligated to repay all or any part of an outstanding Revolver

Loan, Lender shall apply the proceeds of the new Revolver Loan to make such repayment and only an amount equal to the difference (if any) between the amount of the Borrowing and the amount being repaid shall be made available by Lender to Borrower, or remitted by Borrower to Lender, as the case may be.

                          2.2.4   Certain Payments Deemed Made. If Borrower is
otherwise entitled under this Agreement to repay any Revolver loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and Borrower fails to repay such Revolver Loans using its own moneys and fails to give Notice of Borrowing in connection with such new Borrowing, Lender, at its election (and without obligation) may deem that a new Prime Rate Borrowing shall have been made on the date such Revolver Loans mature in an amount equal to the principal amount of the Revolver Loans so maturing.

                          2.2.5   Limitation on Euro-Dollar Rate Loans.
Notwithstanding anything to the contrary contained herein, there shall not be more than four (4) Euro-Dollar Rate Loans outstanding at any given time.

                 2.3      Interest. Subject to the terms of Section 3.1 hereof:

                          2.3.1   Prime Rate Loans. Each Prime Rate Loan shall
bear interest on the outstanding principal amount thereof, for each day from the date such Revolver Loan is made at a rate per annum equal to the Prime Rate for such day plus the Applicable Margin. Such interest shall be due and payable monthly, in arrears, on the first day of each month. The Prime Rate in effect on the date hereof is six percent (6%) and therefore, the rate of interest applicable hereunder on the date hereof with respect to Prime Rate Loans is six and one-half percent (6.5%) per annum. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Prime Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                          2.3.2   Euro-Dollar Rate Loans. Each Euro-Dollar Rate
Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the Euro-Dollar Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate; provided, however, that the mere application of the Default Rate to these Revolver Loans shall not give rise to the breakage of an Interest Period, but only an increased margin applicable to these Revolver Loans.

                 2.4 Fees

                          2.4.1 Commitment Fee. In consideration of Lender's
establishment of the Line of Credit, Borrower shall pay to Lender a commitment fee in the amount of $50,000, which shall be deemed fully earned and nonrefundable on the date hereof and which shall be paid on the Closing Date.

                          2.4.2 Unused Line Fee. Borrower shall pay to Lender a
quarterly unused Line of Credit fee on the first day of each May, August, November and February, commencing May 1, 1994, in an amount equal to .375% per annum multiplied by the amount by which the Average Loan Balance during the quarter in question is less than the Line Commitment.

                 2.5 Computation of Interest and Fees. Interest on the Euro-Dollar Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Interest on the Prime Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated monthly from and including the first day of each month. Unused line fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 2.6 Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Master Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Master Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

                 2.7 General Provisions as to Payments.

                          2.7.1 Maturity of Revolver Loans. Each Euro-Dollar
Rate Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto. All Revolver Loans outstanding at any time as Prime Rate Loans shall be due and payable on the soonest to occur of (i) the Termination Date, (ii) acceleration of the maturity or demand for payment of the Revolver Loans upon or after the occurrence of an Event Default, or (iii) the receipt by Lender in the Collateral Reserve Account or otherwise of any proceeds of Collateral, to the extent of the amount of such proceeds.

                          2.7.2 Timing. Borrower shall make each payment of
principal of, and interest on, the Euro-Dollar Rate Loans and of commitment, unused line and other fees hereunder, not later than 11:00 a.m. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to Lender at its main office in Atlanta, Georgia.

                          2.7.3 Next Banking Day. Whenever any payment of
principal of, or interest on, any Prime Rate Loans or of any other fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Euro-Dollar Business Day.

                 2.8 Term and Termination of Line of Credit. Subject to Lender's right to cease making Revolver Loans to Borrower at any time upon or after the occurrence of any Default Condition or any Event of Default, the Line of Credit shall be in effect for a period commencing on the date hereof and ending on February 24, 1996 ("Original Term"); provided, that, Borrower may request that Lender extend the Original Term for additional periods of one (1) year (each a "Renewal Term") by giving Lender written notice at least ninety
(90) days prior to the end of the first anniversary of this Agreement or the Original Term, as the case may be, and Lender may, in its sole and absolute discretion, agree to such extension or not permit such extension (in which event the Line of Credit shall terminate on the last day of the Original Term or the applicable Renewal Term, as the case may be). In no event shall the term of the Line of Credit extend beyond February 24, 1998. All of the Obligations shall be due and payable in full on the Termination Date.

         3.      CHANGE IN CIRCUMSTANCES: COMPENSATION.

                 3.1 Basis for Determining Interest Rate Inadequate or
Unfair. If on or prior to the first day of any Interest Period: Lender determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding the relevant Euro-Dollar Rate Loans for such Interest Period, then Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make the Euro-Dollar Rate Loans specified in such notice shall be suspended. Unless Borrower notifies Lender at least two (2) Domestic Business Days before the date of any Borrowing of such Euro-Dollar Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Prime Rate Borrowing.

                 3.2 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by Lender or Participant with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for Lender to make, maintain or fund its Euro-Dollar Rate Loans or for Participant to fund its participation with respect to Euro-Dollar Rate Loans, Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make Euro-Dollar Rate Loans shall be suspended. If Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Rate Loans to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Rate Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Rate Loan, Borrower shall borrow, pursuant to Section 2.2.3, a Prime Rate Loan in an equal principal amount from Lender.

                 3.3 Increased Cost and Reduced Return.

                     3.3.1 Change of Law. If after the date hereof, a Change of Law or compliance by Lender with any request or directive (whether or not having the force of law) of any Authority either:

(i) shall subject Lender to any tax, duty or other charge with respect to the Revolver Loans, the Master Note or its obligation to make Revolver Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Revolver Loans or any other amounts due under this Agreement in respect of the Revolver Loans or its obligation to make Revolver Loans (except for changes in the rate of tax on the overall net income of Lender; or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, Lender or the London Interbank Market any other similar condition affecting the Revolver Loans, the Master Note or its obligation to make Revolver Loans; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Revolver Loan, or to reduce the amount of any such received or receivable by Lender under this Agreement or under the Master Note with respect thereto, by an amount deemed by Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

                          3.3.2 Capital Adequacy. If, after the date hereof,
the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects the amount of capital required or expected to be maintained by Lender or any corporation in control of Lender and Lender determines that the amount of such capital is increased by or based upon Lender's obligations hereunder, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital is allocable to its obligations hereunder.

                          3.3.3 Notice of Determination. Lender will promptly
notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

                 3.4 Prime Rate Loans Substituted for Affected Euro-Dollar Rate Loans. If (i) the obligation of Lender to make or maintain Euro-Dollar Rate Loans has been suspended pursuant to Section 3.2 or (ii) Lender has demanded compensation under Section 3.3, and Borrower shall, by at least five
(5) Euro-Dollar Business Days' prior notice to Lender, have elected that the provisions of this Section shall apply to Lender, then, unless and until Lender notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Revolver Loans which would otherwise be made by Lender as Euro-Dollar Rate Loans, shall be made instead as Prime Rate Loans, and (ii) after each of its Euro-Dollar Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Rate Loans shall be applied to repay its Prime Rate Loans instead.

                 3.5 Compensation for Funding Losses. Upon the request of Lender, Borrower shall pay to Lender such amount or amounts as shall compensate Lender and Participant for any loss, costs or expense incurred by Lender or Participant (in connection with the relevant Interest Period) as a result of:
(i) any payment or prepayment (whether pursuant to Section 3.2 or otherwise) of a Euro-Dollar Rate Loan on a date other than the last day of the Interest Period for such Euro-Dollar Rate Loan; or (ii) any failure by Borrower to prepay a Euro-Dollar Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or (iii) any failure by Borrower to borrow a Euro-Dollar Rate Loan on the date specified in the applicable Notice of Borrowing delivered pursuant to Section 2.2.1 hereof. Such compensation shall include, without limitation, an amount equal to the excess, if any, of
(x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by Lender) that Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London Interbank Market.

         4. SECURITY INTEREST -- COLLATERAL. As security for the payment of the Master Note and all Obligations whatsoever of Borrower to Lender, Borrower hereby grants to Lender a continuing, general lien upon and security interest in and to the following described property, wherever located, whether now existing or hereafter acquired or arising:

                 (a) the Inventory Collateral;

                 (b) the Documents Collateral;

                 (c) the Balances Collateral;

                 (d) the Credit Card Receivables Collateral;

                 (e) the Inventory Collateral Proceeds; and

                 (f) the Books and Records.

Borrower agrees to execute the UCC-1 financing statements provided for by the Code or other applicable law, together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INVENTORY COLLATERAL. With respect to the Inventory Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 5.1 through 5.5, inclusive.

                 5.1 Sale of Inventory Collateral. Borrower will not sell, lease, exchange, or otherwise dispose of any of the Inventory Collateral without the prior written consent of Lender, except in the ordinary course of Borrower's business for cash, by credit card, on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any Inventory Collateral Proceeds and Documents and in the event of any unauthorized sale, shall continue in the Inventory Collateral itself.

                 5.2 Insurance. Borrower agrees that it will obtain and maintain insurance on the Inventory Collateral with such companies, in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear. Such insurance shall not be cancelable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days advance written notice to Lender.

                 5.3 Good Title; No Existing Encumbrances. Borrower owns the Inventory Collateral free and clear of any prior security interest, lien or encumbrance other than Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Inventory Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                 5.4 Right to Grant Security Interest: No Further Encumbrances. Borrower has the right to grant a security interest in the Inventory Collateral. Borrower will pay all sales and other charges against the Inventory Collateral, and Borrower will not use the Inventory Collateral illegally or allow the Inventory Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

                 5.5 Location of Inventory Collateral. Borrower hereby represents and warrants to Lender that, as of the date hereof, the Inventory Collateral of Borrower is situated only at one or more of the Collateral Locations and Borrower covenants with Lender not to locate the Inventory Collateral at any location other than a Collateral Location without at least 30 days prior written notice to Lender; provided, however, that nothing contained herein shall be deemed to prohibit Borrower, without notice to or the consent of Lender, from transferring temporarily (for periods not to exceed 3 months in any event) Inventory Collateral from a Collateral Location to another location at any time or from time to time hereafter for the limited purpose of having work performed on such Inventory Collateral if done in the ordinary course of Borrower's business. In addition, to the extent Borrower should warehouse any of the Inventory Collateral at any time hereafter with any third party, Borrower acknowledges and agrees that such warehousing may be done only after prior written notification to Lender thereof and shall be conducted only by warehousemen who shall issue nonnegotiable warehouse receipts in Lender's name to evidence any such warehousing of goods constituting Inventory Collateral.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO BALANCES COLLATERAL. With respect to the Balances Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 6.1 through 6.3, inclusive.

                 6.1 Ownership. Borrower owns the Balances Collateral free and clear of any lien, mortgage, security interest or encumbrance thereon other than Permitted Encumbrances.

                 6.2 Remedies. In addition to such other rights and remedies with respect to the Balances Collateral as may exist from time to time hereafter in favor of Lender, whether by way of set-off, banker's lien, consensual security interest or otherwise, upon or after the occurrence of any Event of Default hereunder, Lender may charge any part or all of the obligations of Lender to Borrower represented by items constituting the Balances Collateral in the possession and control of Lender against the Obligations, without prior notice to or demand upon Borrower.

                 6.3 Liens. Hereafter, Borrower will not incur, create or suffer to exist any lien, security interest or encumbrance upon the Balances Collateral, except for the security interest granted herein and except for any Permitted Encumbrances, or sell, convey, hypothecate, pledge or assign its right, title or interest therein, without the prior written consent of Lender thereto.

                 7. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with the representations and warranties of Borrower contained in Sections 5 and 6, shall be deemed to be renewed as of the date of each Revolver Loan) as set forth in Sections 7.1 through 7.17, inclusive.

                 7.1 Corporate Existence and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office and is duly qualified as a foreign corporation in good standing in any other state wherein the conduct of its business or the ownership of its property requires such qualification. Borrower has as its corporate name, as registered with the secretary of state of the state of its incorporation, the words first inscribed hereinabove as its name, and has not done business under any other name (including, without limitation, any tradename) for at least the past seven (7) years except under the tradenames "Fowler's Furniture Center," "Marks-Fitzgerald," "Rhodes Furniture," "Crossroads," "Furniture Warehouse and Showrooms Company," "Rhodes," "Crossroads Furniture Warehouse and Showrooms Co.," and "Rhodes Furniture Company (TN-Rhodes, Inc.)."

                 7.2 Corporate Authority: Validity and Binding Effect. Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms. The undersigned officers of Borrower are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

                 7.3 No Material Litigation. Except as set forth on Exhibit "J" attached hereto and made a part hereof, there are no proceedings pending or, so far as Borrower or any of its officers know, threatened, before any court or administrative agency and no action, suit, proceeding or investigation shown on Exhibit "J" might materially adversely affect the financial condition or operations of Borrower.

                 7.4 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

                 7.5 Capital Stock. All capital stock, debentures, bonds, notes and all other securities of Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

                 7.6 Corporate Organization. The articles of incorporation of and by-laws of Borrower are in full force and effect under the laws of the state of its incorporation and all amendments to said articles of incorporation and by-laws have been duly and properly made under and in accordance with all applicable laws.

                 7.7 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Master Note, Borrower will not be "insolvent", within the meaning of such term as defined in Section 101(29) of the Bankruptcy Code (or any successor provision), or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital.

                 7.8 Title. Borrower has good and marketable title to all of its properties subject to no material lien of any kind except as otherwise disclosed in writing to Lender and as to the Collateral, except for the Permitted Encumbrances.


                 7.9 Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Section 221.3(v) of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement ln conformity with the requirements of Federal Reserve Form F.R. U-1 referred to in said Regulation U to the foregoing effect.

                 7.10 No Violations. The execution, delivery and performance by Borrower of this Agreement and the Master Note have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of the shareholders of Borrower, violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of the charter or by-laws of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                 7.11 ERISA. (i) Borrower is in full compliance with the requirements of ERISA; (ii) no fact, including, but not limited to, any Reportable Event exists in connection with any Plan which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer any such Plan; (iii) Borrower maintains no Plan which has an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code), and has no material liability to the PBGC, (iv) Borrower has no Plan with an actuarial present value of accrued plan benefits which exceeds the net assets available for such benefits determined as of said Plan's most recent actuarial valuation within the last twelve (12) months by more than $1,000,000, either individually or in the aggregate; (v) Borrower is not required pursuant to the terms of any applicable collective bargaining agreement to pay or accrue any contributions with respect to any Plan which is a Multiemployer Plan and there has been no complete or partial withdrawal by Borrower from any such Multiemployer Plan within the contemplation of MPPAA; and (vi) neither Borrower nor any fiduciary designated by Borrower has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA with respect to any "employee benefit plan", as defined in Section 3 of ERISA.

                 7.12 Financial Statements. The audited Consolidated financial statements of Borrower and its Consolidated Subsidiaries for its most recent fiscal year, copies of which have heretofore been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower and its Consolidated Subsidiaries, the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or its Consolidated Subsidiaries (which were Consolidated Subsidiaries on the date of determination) as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial conditions or operations of Borrower or its Consolidated Subsidiaries (which were Consolidated Subsidiaries on the date of determination) taken as a whole, since the date of the balance sheet contained in such financial statements or since the date of the unaudited Consolidated financial statements of Borrower and its Consolidated Subsidiaries for the nine months ending November 30, 1993.

                 7.13 Delivery of Certain Collateral. Borrower has delivered all agreements, letters of credit, promissory notes, certificates of deposit, chattel paper or anything else the physical possession of which is necessary in order for Lender to perfect or preserve the priority of its security interest therein.

                 7.14 Purchase of Collateral. Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower's seller.

                 7.15 Pollution and Environmental Control. Each of Borrower and its Subsidiaries (which were Subsidiaries on the date of determination) has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

                 7.16 Possession of Franchises, Licenses, Etc. Borrower and its Subsidiaries (which were Subsidiaries on the date of determination) possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their respective material properties and assets, and neither Borrower nor any of its Subsidiaries (which were Subsidiaries on the date of determination) is in violation of any thereof.

                 7.17 Disclosure. To the best of Borrower's knowledge, neither this Agreement nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best of Borrower's knowledge, there is no fact peculiar to the Borrower or any of its Subsidiaries (which were Subsidiaries on the date of determination) which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the business, property or assets, or financial condition of Borrower or any of its Subsidiaries (which were Subsidiaries on the date of determination) which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Lender by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

                 7.18 Rental Payments. Borrower is current in its payment of any and all rents owing by Borrower with respect to any leased location of Borrower, and Borrower has not failed to pay any rent or other charges when due under any lease.

         8. GENERAL AFFIRMATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof, and until such time as Lender shall have terminated this Agreement in writing, it will comply with the covenants set forth in Sections 8.1 through 8.24, inclusive.

                 8.1 Records Respecting Collateral. All records of Borrower with respect to the Collateral shall be kept at its Executive Office (as it may be changed pursuant to Section 8.12) and will not be removed from such address without the prior written consent of Lender.

                 8.2 Further Assurances. Borrower shall duly execute and deliver (or cause to be duly executed and delivered) to Lender any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interest other than in favor of Lender and other than the Permitted Encumbrances.

                 8.3 Right to Inspect. Lender (or any Person or Persons designated by it, including, without limitation, any representative of Participant) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time and without hindrance or delay, inspect the Collateral inspect and audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto.

                 8.4 Reports. Borrower shall, as soon as practicable, but in any event on or before twenty (20) days after the end of each fiscal month, furnish or cause to be furnished to Lender a status report, certified by a Senior Officer, of the type, dollar value and location of the Inventory Collateral as at the end of the preceding fiscal month, valued at the lower of cost or market value. Additionally, Lender may, at any time in its sole discretion, require Borrower to permit Lender to verify under the letterhead of a certified public accountant the individual account balances of the individual Account Debtors immediately upon its request therefor. In any event, upon request from Lender, made at any time hereafter, Borrower shall furnish Lender with a then current Account Debtor address list. In addition, upon Lender's request, Borrower shall furnish Lender with a status report, certified by a Senior Officer, of the aggregate dollar value of the items comprising the accounts payable of Borrower and the age of each individual item thereof as of the last day of the preceding fiscal month (segregating such items in such manner and to such degree as Lender may request).

                 8.5 Settlement Sheets. On the Closing Date and at the end of each fiscal week and month of Borrower thereafter, Borrower shall prepare and deliver to Lender a settlement report evidencing satisfaction of the Margin Requirement as of the date of report submission and certifying that all rents and other charges currently owing by Borrower with respect to any leased location have been paid. Each settlement report shall be in such form as Lender may deliver for such purpose to Borrower from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by a duly authorized officer of Borrower.

                 8.6 Periodic Financial Statements. Borrower shall, as soon as practicable, and in any event within forty (40) days after the end of each month, furnish to Lender, unaudited financial statements of Borrower and its Consolidated Subsidiaries, including balance sheet and income statement, for the immediately preceding month, and for the fiscal year to date, certified as to truth and accuracy by a duly authorized Senior Officer of Borrower.

                 8.7 Annual Financial Statements. Borrower shall, as soon as practicable, and in any event within ninety-five (95) days after the end of each fiscal year, furnish to Lender the annual audited report of Borrower and its Consolidated Subsidiaries, certified without material qualification (and Lender reserves the exclusive right to determine whether qualifications arising out of uncertainty or due to an accounting change are material for purposes of this covenant) by independent certified public accountants selected by Borrower and acceptable to Lender, and prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, together with relevant financial statements of Borrower for the fiscal year then ended, on a consolidating and a consolidated basis, if applicable. Borrower shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Master Note, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination. Such statements shall also be prepared on an unaudited consolidating basis for such Consolidated Subsidiaries which accounted for more than ten percent (10%) of the gross revenues of Borrower for that year. Such consolidating statements shall be certified by a duly authorized officer of Borrower to fairly present the financial position and the results of operations of the Borrower for the period involved.

                 8.8 Payment of Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being actively contested in good faith and by appropriate proceedings by Borrower and prompt written notice of such contest is given by Borrower to Lender, (y) Borrower maintains reasonable reserves on its books therefor in accordance with GAAP and (z) the nonpayment of such taxes during the period of such contest does not result in a lien upon any of the Collateral other than a Permitted Encumbrance.

                 8.9 Maintenance of Insurance. In addition to and cumulative with any other requirements herein imposed on Borrower with respect to insurance, Borrower shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to Lender, which such insurance shall not be cancelable by Borrower unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least ten (10) days prior written notice to Lender thereof. Borrower shall deliver to Lender the originals of such policies with satisfactory lender's loss payable endorsements naming Lender as loss payee. Within thirty (30) days after notice in writing from Lender, Borrower shall obtain such additional insurance as Lender may reasonably request.

                 8.10 Maintenance of Property and Management. Borrower shall maintain its property in good working condition and its management satisfactory to Lender in keeping with its by-laws.

                 8.11 Certificate of No Event of Default. Borrower shall, on a quarterly basis not later than forty-five (45) days after the close of each of its first three fiscal quarters and not later than ninety (90) days after the close of its fiscal year, certify to Lender, in a statement executed by a duly authorized Senior Officer of Borrower in the form of Exhibit "E" attached hereto, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists, specifying the nature and period of existence thereof. Such certificate shall also set forth, in reasonable detail, compliance with Sections 8.19 through 8.21, inclusive, by Borrower for the immediately preceding fiscal quarter.

                 8.12 Change of Principal Place of Business. Borrower understands and agrees that if, at any time hereafter, Borrower elects to move its Executive Office, or if Borrower elects to change its name, or identify its structure as other than a corporate structure, Borrower shall notify Lender in writing at least thirty (30) days prior thereto.

                 8.13 Waivers. With respect to each of the Collateral Locations, Borrower shall obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require from time to time to insure the priority of Lender's security interest in any of the Collateral situated at such locations.

                 8.14 Preservation of Corporate Existence. Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

                 8.15 Compliance With Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially adversely affect its business or credit, including, without limitation, all Environmental Laws.

                 8.16     ERISA. Borrower and each of its Subsidiaries shall:
(i) make prompt payments of contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every Plan and, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year; (ii) notify Lender immediately of any fact, including, but not limited to, any Reportable Event, arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) promptly after the issuance thereof, furnish to Lender a copy of any notice of any Reportable Event given to the PBGC with respect to any Plan; (iv) promptly after receipt thereof, furnish to Lender a copy of any notice received by the Borrower or any of its subsidiaries from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (v) furnish to Lender, promptly upon its request therefor, such additional information concerning each and every Plan as may be reasonably requested.

                 8.17     [Intentionally Omitted]

                 8.18 Certain Required Notices. Promptly, upon its receipt of notice or knowledge thereof, Borrower shall report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant wherein the amount of damages claimed against Borrower exceeds $500,000; (ii) the execution by Borrower of any agreement for a private label credit card program for Borrower's customers; (iii) the termination or material modification of the Beneficial Agreement; (iv) the assertion by any Noteholders that Borrower has defaulted in the performance of any of its obligations under the Note Purchase Documents; or (v) the existence and nature of any Default Condition or Event of Default.

                 8.19 Consolidated Fixed Charge Coverage Ratio. Borrower shall at all times maintain a Consolidated Fixed Charge Coverage Ratio of at least the ratios shown below for the period corresponding thereto, calculated quarterly based upon the immediately preceding four (4) fiscal quarters:

                 Period                                   Ratio
                 ------                                   -----
                 Closing Date through                     1.20 to 1
                 February 27, 1995

                 February 28, 1995 through                1.30 to 1
                 February 27, 1996

                 February 28, 1996 and                    1.50 to 1
                 thereafter

                 8.20 Minimum Consolidated Net Worth. Borrower shall at all times maintain a Consolidated Net Worth of at least the amount shown below for the period corresponding thereto:

                 Period                                   Ratio
                 ------                                   -----
                 Closing Date through                     $48,000,000
                 May 30, 1994

                 May 31, 1994 through                     $50,000,000
                 February 27, 1995

                 February 28, 1995 through                $55,000,000
                 February 27, 1996

                 February 28, 1996 and                    $60,000,000
                 thereafter

                 8.21 Consolidated Leverage Ratio. Borrower shall at all times maintain a Consolidated Leverage Ratio that does not exceed the ratios shown below for the periods corresponding thereto:

                 Period                                   Ratio
                 ------                                   -----
                 Closing Date through                     2.85 to 1
                 February 27, 1994

                 February 28, 1994 through                2.60 to 1
                 February 27, 1995

                 February 28, 1995 through                2.25 to 1
                 February 28, 1996

                 February 28, 1996 and                    2.00 to 1
                 thereafter

                 8.22 Banking Relationship. Borrower shall maintain its primary banking relationship with Lender and, to that end, will concentrate all of its funds in accounts maintained with Lender.

                8.23 Business Plan and Financial Projections. Borrower shall deliver to Lender, within thirty (30) days after the commencement of each fiscal year, Borrower's Projections for such fiscal year and Borrower's annual business plan.

                8.24 SEC Filings; Shareholder Reports. Borrower shall, promptly upon the filing or sending thereof, deliver to Lender copies of all reports or filings made by Borrower with the Securities Exchange Commission and all information distributed to Borrower's shareholders from time to time.

        9. NEGATIVE COVENANTS. Borrower covenants to Lender that from and after the date hereof and until such time as Lender shall have terminated this Agreement in writing, it will not, without the prior written consent of Lender, do any of the things or acts set forth in Sections 9.1 through 9.14, inclusive.

                9.1 No Encumbrances. Borrower shall not create, assume, or suffer to exist any mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance on, or security interest or security title of any kind in any of its real or personal property except for: (i) liens, security interests and encumbrances in favor of Lender; and (ii) any Permitted Encumbrances.

                9.2 Indebtedness for Borrowed Funds. Borrower shall not incur, assume, or suffer to exist any indebtedness for borrowed funds except for: (i) indebtedness for borrowed funds existing on the date of this Agreement; (ii) indebtedness for borrowed funds incurred pursuant to financial contractual agreements made and entered into, and disclosed in writing to Lender, prior to the date of this Agreement, including, without limitation, indebtedness to the Noteholders under the Master Note Purchase Documents; (iii) indebtedness for borrowed funds owing to Lender; (iv) indebtedness for borrowed funds subordinated in the manner described in Section 9.18; and (v) purchase money indebtedness that does not exceed in the aggregate on any date $1,000,000. In no event shall Borrower be permitted to prepay any indebtedness for borrowed funds, including, without limitation, any indebtedness owing under the Senior Notes, other than money borrowed from Security Pacific or from Green Capital that is outstanding on the date hereof and the payment of which, in the case of Security Pacific, is to be satisfied in full.

                9.3 Capital Expenditures and Leases. Borrower shall not make capital expenditures (including, without limitation, by way of capital leases) which in the aggregate, as to Borrower and its Subsidiaries, exceed $10,000,000 in any fiscal year of Borrower.

                9.4 Contingent Liabilities. Borrower shall not guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

                9.5 Distributions. Borrower will not make any Distributions; provided, however, that Borrower may make Distributions to its shareholders each fiscal quarter, in an amount not to exceed thirty-five percent (35%) of Consolidated Net Income for such fiscal quarter, but only if
(i) Consolidated Net Worth is at least $70,000,000 and (ii) no Default Condition or Event of Default exists at the time of or would result from the making of any such Distribution.

                9.6 Restricted Investments and Acquisitions. Borrower shall not make or have, or permit any Subsidiary to make or have, any Restricted Investment other than any Acquisition the purchase price of which to be paid in connection therewith (whether in cash, notes or other property) is less than, in the case of a single Acquisition, $3,000,000; provided, however, in no event shall the aggregate amount of all Acquisitions made in any period of four (4) consecutive quarters, exceed $5,000,000.

                9.7 Merger; Business Changes. Borrower shall not dissolve or otherwise terminate its corporate status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by Borrower as of the date hereof.

                9.8 Business Locations. Borrower shall not transfer its principal place of business or chief executive office, or open new store locations or warehouses, or transfer existing store locations or warehouses or maintain records with respect to accounts or Inventory Collateral, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit A hereto, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's lien and security interest hereunder.

                9.9 ERISA. Borrower shall not permit unfunded vested liabilities under any Plan administered by Borrower or any of its subsidiaries or by any administrator designated by Borrower or any of its subsidiaries to exceed the aggregate sum of $1,000,000.

                9.10 Loans. Borrower shall not make any loans or other advances of money to any Person (including, without limitation, any Subsidiary) except (a) advances for salary, travel advances, advances against commissions and other similar advances, to the extent made in the ordinary course of business, and (b) loans to Green Capital, not to exceed $5,000,000 in principal amount outstanding at any time, but only if Lender is given at least five (5) days' prior written notice thereof, the terms of the loan (including terms of repayment) are evidenced in writing and Green Capital in writing agrees with Borrower and Lender that Green Capital will repay all such loans prior to making any distributions to any of its partners and will maintain partnership capital of at least $100,000,000 at all times that any loans to it from Borrower are outstanding.

                9.11 Affiliate Transactions. Borrower shall not enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

                9.12 Subsidiaries. Borrower shall not hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary.

                9.13 Fiscal Year. Borrower shall not change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

                9.14 Disposition of Assets. Borrower shall not sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory Collateral in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder or (ii) dispositions expressly authorized by this Agreement.

        10. EVENTS OF DEFAULT. The occurrence of any events or conditions described in Sections 10.1 through 10.14 shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

                10.1 Master Note. Borrower shall fail to make any payments of principal of or interest on any Master Note, when due.

                10.2 Obligations. Borrower shall fail to make any payments of principal of or interest on any of its Obligations (other than the Master
Note) to Lender, when due (after satisfaction of any requirement for the giving of notice or the lapse of time, or both, contained in the applicable agreement pertaining to such Obligations).

                10.3 Misrepresentations. Borrower or any Guarantor shall make any representation or warranty in any of the Loan Documents or in any Guaranty or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents or any Guaranty which proves to have been untrue or misleading in any material respect when made or furnished.

                10.4 Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Article 9 or Sections 8.2, 8.3, 8.9, 8.19, 8.20 or 8.21 of this Agreement or (ii) any other covenant contained in this Agreement (except a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 10) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer of Borrower.

                10.5 Default Under Guaranty. Any event of default shall occur under, or any Guarantor shall default in the performance or observance of any term, condition or agreement contained in, any Guaranty and such default shall continue beyond any applicable period of grace.

                10.6 Damage, Loss, Theft or Destruction of Collateral. There shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral.

                10.7 Other Debts. Borrower shall default in connection with any agreement for borrowed money or other credit (including, without limitation, obligations to the Noteholders under the Note Purchase Documents and obligations with respect to leases and credit purchases) with Lender or with any creditor other than Lender which entitles Lender or said creditor to accelerate the maturity thereof.

                10.8 Voluntary Bankruptcy. Borrower or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, re-adjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Borrower or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower or any Guarantor for all or a substantial part of its property; Borrower or any Guarantor shall make an assignment for the benefit of creditors; or Borrower or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

                10.9 Involuntary Bankruptcy. There shall have been filed against Borrower or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Borrower or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or any Guarantor or for all or a substantial part of its property; or Borrower or any Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower or any Guarantor.

                10.10 Judgments. A final judgment or order for the payment of money is rendered against Borrower in the amount of $500,000 or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days.

                10.11 ERISA. The occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any Plan of Borrower or any Affiliate governed by ERISA; (ii) the termination of any such Plan; (iii) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (iv) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan;
(v) the failure of Borrower to furnish to Lender a copy of each report which is filed by Borrower or any Affiliate with respect to each such Plan promptly after the filing thereof with the Secretary of Labor or the PBGC; or (vi) the failure of Borrower to notify Lender promptly upon receipt by Borrower or any Affiliate of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

                10.12 Bankruptcy of Affiliated Party. Any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower's assets and liabilities with the assets and liabilities of such person or entity.

                10.13 Prepayment of Senior Notes. Borrower shall prepay any principal, interest or other amounts owing under any of the Senior Notes.

                10.14 Material Adverse Change. There shall occur any material adverse change in the financial condition or business prospects of Borrower or any Guarantor.

                10.15 Change of Control. Any Person (other than Green Capital) or an affiliated group of Persons shall acquire more than fifty percent (50%) of the issued and outstanding voting stock of Borrower.

        11. REMEDIES. Upon or after the occurrence of any Default Condition or Event of Default, Lender's obligation to extend financing under the Line of Credit shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence of any Event of Default or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder or to bring suit against Borrower for specific performance of this Agreement, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 11.1 through 11.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

                11.1 Acceleration of the Obligations. Lender, at its option, may declare all or any part of the Obligations (including, but not limited to, that portion thereof evidenced by any one or both of the Master Note) to be immediately due and payable, and in the event a voluntary or involuntary case is commenced under the Bankruptcy Code by or against Borrower as a debtor, all Obligations automatically will be due and payable without any notice or declaration by Lender, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, the rate of interest charged on the Master Note then outstanding shall automatically and without further notice increase to a rate per annum equal to the Default Rate. However, if any of the Obligations, shall be payable on demand, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in this Agreement or any other instrument evidencing any of the Obligations, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment at any time and in any event, as Lender in its discretion may deem appropriate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

                11.2 Remedies of a Secured Party. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable. Lender may apply the proceeds of any such sale or disposition to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made, except where the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 11.9 at least five (5) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                11.3    Set Off. Lender may exercise the remedies provided in
Section 6.2.

                11.4 Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

        12. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth in Sections 12.1 through 12.12 shall constitute express conditions precedent to any obligation of Lender hereunder.

                12.1 No Default. No Default Condition or Event of Default shall exist and Borrower shall in all respects be in compliance with all of the terms of the Loan Documents.

                12.2 Board of Resolutions and Incumbency Certificate. Receipt by Lender of a certificate from the Secretary (or Assistant Secretary) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of Borrower incident hereto and that the officers of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit "F".

                12.3 Certificate of Good Standing. Receipt by Lender of a certificate of good standing with respect to Borrower from the secretaries of state of the state of incorporation of Borrower and of any other state in which a Collateral Location is situated.

                12.4 Articles/By-Laws. Receipt by Lender of copies of the articles of incorporation and by-laws of Borrower as in effect on date hereof, certified as to truth and accuracy by the corporate secretary of Borrower.

                12.5 Loan Documents and any Guaranty. Receipt by Lender of all the other Loan Documents and any Guaranty, duly executed in form and substance acceptable to Lender.

                12.6 Hazard Insurance Certificate. Receipt by Lender of a certificate respecting all hazard insurance required hereunder, in form and substance acceptable to Lender.

                12.7 Financing Statements. Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence each filing or recordation necessary to perfect or continue the perfection of the liens of Lender in the Collateral and evidence in a form acceptable to Lender that such liens constitute valid, first priority security interest and liens.

                12.8 Opinion of Counsel. Receipt by Lender of an opinion of counsel from independent legal counsel to Borrower in substantially the form of Exhibit "G" attached hereto.

                12.9 Landlord Agreements. Landlord or warehouseman agreements, in form and substance satisfactory to Lender, with respect to each premises leased by Borrower and which are disclosed in Exhibit "A" attached hereto (unless otherwise excluded on Exhibit "I" attached hereto).

                12.10 Excess Availability. Receipt by Lender of assurances satisfactory to it that, after giving effect to all Revolver Loans on the Closing Date necessary to satisfy all indebtedness of Borrower on such date to Security Pacific, the Margin will exceed the principal amount of such Revolver Loans by at least $5,000,000.

                12.11 Intercreditor Agreement. Receipt by Lender of a duly executed Intercreditor Agreement between Lender and Noteholders and providing for, among other things, notice of any default by Borrower under the Note Purchase Documents and use by Lender of any of Borrower's premises encumbered by a mortgage in favor of Noteholders in order to dispose of any Collateral after the occurrence of an Event of Default.

                12.12 Miscellaneous. Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith, including, without limitation, as may be described more particularly on Exhibit "H" attached hereto.

        13. PARTICIPANT IN REVOLVER LOANS. Borrower acknowledges, understands, consents and agrees that Lender will sell to Participant an undivided participation interest in all of the Loans, the Collateral and the Loan Documents. In connection with such participation, Lender shall be authorized to provide to Participant all information in Lenders' possession regarding Borrower and the Collateral, including, without limitation, information required to be disclosed pursuant to Banking Circular 181 (Rev. August 2, 1984), issued by the Comptroller of the Currency. Borrower consents and agrees that representatives of

Participant may accompany representatives of Lender on audits of Borrower's books and records and inspections of the Collateral and that representatives of Participant may assume all or any part of the responsibility for conducting any such audits and any appraisals of any of the Collateral from time to time. Borrower agrees to reimburse Lender and Participant for all out-of-pocket expenses incurred by either of them in connection with any such audits, examinations or appraisals.

        14.     MISCELLANEOUS.

                14.1 Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Lender may, by written notice to Borrower, at any time and from time to time, waive any Default Condition or any Event of Default and its consequences. Any such waivers shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and Lender shall be restored to their former position and rights hereunder and under the other Loan Documents and any Default Condition or Event of Default so waived shall be deemed to be cured and not continuing during the period. Such waiver shall be effective; but no such waiver shall extend to any subsequent or other Default Condition or Event of Default, or impair any right or remedy in consequent thereon.

                14.2 Governing Law. This Agreement and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Georgia.

                14.3 Survival. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Master Note or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

                14.4 No Assignment by Borrower; Sale of Interest by Lender. No assignment hereof shall be made by Borrower without the prior written consent of Lender. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, any of the other Loan Documents or any of the Obligations, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

                14.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                14.6 Reimbursement. Borrower will reimburse Lender for its out-of-pocket expenses and pay the fees and disbursements of counsel for Lender in connection with the negotiation and preparation of the Loan Documents, any amendments thereto and any and all other documents, notes, and agreements pursuant hereto, including the furnishing of any opinions which may be requested of such counsel by the Lender on questions incident to the transaction. Borrower will pay all expenses incurred by it in the transaction. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery or recording of any of the Loan Documents, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, fees or other costs, including any applicable interest and penalty, and will indemnify and hold Lender harmless from and against liability in connection therewith. In any event, should all or any portion of the Obligations be collected by or through an attorney-at-law, Lender shall be entitled to collect reasonable attorneys' fees and all costs of collection from Borrower. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include all fees, costs and charges provided for herein (including, without limitation, reasonable attorney's fees).

                14.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

                14.8 Severability. If any provision of any of the Loan Documents or the application thereof to any party thereto or any circumstance shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                14.9 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

                Borrower:         The Executive Office

                Lender:           Wachovia Bank of Georgia, N.A.
                                  191 Peachtree Street, N.E.
                                  Mail Code 212
                                  Atlanta, Georgia 30303
                                  Attention: Commercial Division

except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed. Any notice given in any other manner shall nevertheless be deemed effective on the date when it is actually received by the noticed party.

                14.10 Entire Agreement - Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

                14.11 Time of the Essence. Time is of the essence in this Agreement and the other Loan Documents.

                14.12 Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                14.13 Lender Not a Joint Venturer. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

                14.14 Jurisdiction. Borrower agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Georgia or the United States District Court for the Northern District of Georgia, Atlanta Division, or in any jurisdiction in which the Collateral is located if such action or proceeding is brought to obtain possession of the Collateral, to foreclose Lender's lien on the Collateral or to obtain equitable relief, all as Lender may elect. By execution of this Agreement, Borrower hereby submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law. In furtherance of the foregoing, Borrower hereby appoints the Secretary of State of the State of Georgia as its agent for service of process.

                14.15 Acceptance. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its principal office in Atlanta, Georgia and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance is hereby waived by Borrower).

                14.16 Waiver of Rights. Borrower hereby waives all rights which Borrower has or may have under and by virtue of OCGA Ch. 44-14, including, without limitation, the right of Borrower to notice and to a judicial hearing prior to seizure of any Collateral by Lender. In addition, Borrower waives any right which it has or may have under UCC Section 9-404(1) to have Lender file UCC termination statements with respect to the Collateral, or any part thereof, and Borrower further agrees that Lender shall not be required to file such UCC termination statements unless and until all Obligations have been paid in full and Lender shall have terminated this Agreement in writing.

                14.17 Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith, including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an over-advance thereunder, and shall be payable in accordance with its terms.

                14.18 Recitals. All recitals contained herein are hereby incorporated by reference into this Agreement and made a part thereof.

                14.19 Attorney-in-Fact. Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith. This power of attorney, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been satisfied in full and this Agreement has been terminated by

Lender in writing and shall be in addition to Lender's other rights, powers and remedies.

                14.20 Sole Benefit. The rights and benefits set forth in this Agreement and in all other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.

                14.21 Jury Trial Waiver. Borrower and Lender each hereby waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, Obligations or the Collateral.

        IN WITNESS WHEREOF, Borrower and Lender each have set its hand and seal, on the day and year first above written.


                                            "BORROWER"

                                            RHODES, INC.


                                            By: /s/ Joel H. Dugan
                                                -----------------
                                                Joel H. Dugan
                                                Senior Vice President,
                                                Finance and Administration



                                            Attest: /s/ Barbara W. Snow
                                                    -------------------
                                                    Barbara W. Snow
                                                    Assistant Secretary

                                                 [CORPORATE SEAL]


                                            "LENDER"

                                            WACHOVIA BANK OF GEORGIA, N.A.


                                            By: /s/ Ken B. Harrison
                                                -------------------
                                                Title: Assistant Vice President

                                                 [BANK SEAL]

                                  EXHIBIT "A"


                              COLLATERAL LOCATIONS



2507 Dawson Road
Albany, Georgia  31707

1071 Patton Avenue
Asheville, North Carolina  28806

P.O. Box 6468
Athens, Georgia  30604

119-C N. Cobb Parkway
Marietta, Georgia  30062

369 N. Central Avenue
Hapeville, Georgia  30354

3655 Memorial Drive
Decatur, Georgia  30032

3380 Florence Road
Powder Springs, Georgia  30073

4363 N.E. Exp. Access Road
Doraville, Georgia  30341

6851 Shannon Parkway
Union City, Georgia  30291

5955 Stewart Parkway
Douglasville, Georgia  30135

2338 Henry Clower Boulevard
Snellville, Georgia  30278

1680-J Highway 138
Conyers, Georgia  30208

633 Holcomb Bridge Road
Roswell, Georgia  30076

3360 Wrightsboro Road
Augusta, Georgia  30909

2700 19th Street North
Birmingham, Alabama  35207

1686 Montgomery Highway
Hoover, Alabama  35216

1970 Bessemer Road
Birmingham, Alabama  35208

1632 Center Point Road
Center Point, Alabama  35215

1847 Crestwood Boulevard
Birmingham, Alabama  35210

4836 14th Street West
Bradenton, Florida  34207

1290 Highway 7
Charleston, South Carolina  29407

8570 Rivers Avenue
North Charleston, South Carolina  29418

6191 E. Independence Boulevard
Charlotte, North Carolina  28212

5533 Westpark Drive
Charlotte, North Carolina  28217

4430 Tamiami Trail
Charlotte Harbor, Florida  33950

6933 Lee Highway
Chattanooga, Tennessee  37421

7500 Two Notch Road
Columbia, South Carolina  29204

414 Rivermont Drive
Columbia, South Carolina  29210

3166 Macon Road
Columbus, Georgia  31907

2700 Ross Clark Circle
Dothan, Alabama  36301

4521 Chapel Hill Boulevard
Durham, North Carolina  27707

P.O. Box 35168
Fayetteville, North Carolina  28303

5370 Cleveland Avenue
Ft. Myers, Florida  33907

328 Racetrack Road
Ft. Walton, Florida  32548

2305 N.W. 13th Street
Gainesville, Florida  32601

3407 Highpoint Road
Greensboro, North Carolina  27417

P.O. Box 6309 Station B
Greenville, South Carolina  29606

429 Pass Road
Gulfport, Mississippi  39507

2501 University Drive, N.W.
Huntsville, Alabama  35816

4290 Lakeland Drive, E.
Jackson, Mississippi  39208

4025 Northview Drive
Jackson, Mississippi  39206

4700 Walgreen Road
Jacksonville, Florida  32209

5960 Beach Boulevard
Jacksonville, Florida  32207

5887 Normandy Boulevard
Jacksonville, Florida  32205

266-25 Blanding Boulevard
Orange Park, Florida  32073

4700 Walgreen Road
Jacksonville, Florida  32209

410 North Peters Road
Knoxville, Tennessee  37922

2601 Nicholasville Road
Lexington, Kentucky  40503

P.O. Box 36126
Louisville, Kentucky  40233

2086 Eisenhower Parkway
Macon, Georgia  31206

7535 W. Fourth Avenue
Hialeah, Florida  33016

3025 N.E. 163rd Street
North Miami Beach, Florida  33160

7685 Pines Boulevard
Pembroke Pines, Florida  33024

3220 N.W. 110th Street
Miami, Florida  33167

3712 Airport Boulevard
Mobile, Alabama  36608

2525 Eastern Bypass
Montgomery, Alabama  36117

5295 N. Tamiami Trail
Naples, Florida  33940

15115 Old Hickory Boulevard
Nashville, Tennessee  37211

1028 Gallatin Road, S.
Madison, Tennessee  37115

2235 Gallatin Road, N.
Madison, Tennessee  37115

344 White Bridge Road
Nashville, Tennessee  37209

2418 E. Colonial Drive
Orlando, Florida  32803

5510 W. Colonial Drive
Orlando, Florida  32803

420 W. State Road, #436
Altamonte Springs, Florida  32714

901 Landstreet Road
Orlando, Florida  32824

9421 Orange Blossom Trail
Orlando, Florida  32837

298 S. Yonge Street
Ormond Beach, Florida  32174

1318 W. Fifteenth Street
Panama City, Florida  32401

5316 N. Davis Highway
Pensacola, Florida  32503

527 E. Fontaine Street
Pensacola, Florida  32503

5920 Glenwood Avenue
Raleigh, North Carolina  27612

3501 Spring Forest Road
Raleigh, North Carolina  27604

105 Tibet Avenue
Savannah, Georgia  31406

3762 Bee Ridge Road
Sarasota, Florida  34233

1520 Northgate Boulevard
Sarasota, Florida  34234

300 W. Blackstock Road
Spartanburg, South Carolina  29301

5690 Campus Parkway
Hazelwood, Missouri  63042

3900 Union Road
St. Louis, Missouri  63125

105 Commerce Lane
Fairview Heights, Illinois  62208

411 Midrivers Mall Drive
St. Peters, Missouri  63376

1122 Thomasville Road
Tallahassee, Florida  32303

1266 South 41 By-Pass
Venice, Florida  34292

460 S. College Road
Wilmington, North Carolina  28403

1590 Peters Creek Parkway
Winston-Salem, North Carolina  27103

                                  EXHIBIT "B"



COUNTY OF FULTON

STATE OF GEORGIA                                              February 24, 1994


                                  MASTER NOTE


        1. FOR VALUE RECEIVED, the undersigned, RHODES, INC., a corporation organized and existing under the laws of the State of Georgia ("Borrower") promises to pay to the order of WACHOVIA BANK OF GEORGIA, N.A. ("Lender"), at the main office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of the United States of America, the principal sum of $30,000,000, or so much thereof as may be disbursed and remain outstanding from time to time hereafter under that certain "Line of Credit" opened by Lender in favor of Borrower pursuant to the terms of that certain Loan and Security Agreement between Lender and Borrower of even date herewith (hereinafter, as it may be amended or supplemented from time to time, called the "Loan Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, on the "Termination Date," as defined in the Loan Agreement, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year) on each advance made hereunder from the date of such advance until paid in full at a variable rate per annum equal to the applicable rate set forth in and effective from time to time under the Loan Agreement. The principal amount of this Note and all accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable as provided in the Loan Agreement.

        2. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of this Master Note. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

        3. Borrower agrees that the occurrence of an Event of Default under the Loan Agreement shall constitute an event of default under this Master Note and shall entitle Lender, at its option, upon or at any time after the occurrence of any such Event of Default to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives.

        4. Borrower agrees, in the event that this Master Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

        5. This Master Note evidences borrowings under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "Master Note" defined in Section 1.1 thereof.

        6. Nothing herein shall limit any right granted to Lender by any other instrument or by law or equity.

        7. Borrower hereby waives demand, protest, notice of demand, protest and non-payment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

        IN WITNESS WHEREOF, Borrower has caused this Master Note to be signed and sealed on the day and year first above written.


                                            "BORROWER"

                                            RHODES, INC.

                                            By:
                                                -------------------------------
                                                Joel H. Dugan
                                                Senior Vice President,
                                                Finance and Administration

                                            Attest:
                                                    ---------------------------
                                                    Barbara W. Snow
                                                    Assistant Secretary

                                                [CORPORATE SEAL]

                                  EXHIBIT "C"

                       SCHEDULE OF PERMITTED ENCUMBRANCES

                Liens existing on the date hereof in favor of the Noteholders and covered by the Intercreditor Agreement between the Noteholders and Lender of even date herewith.

                                  EXHIBIT "D"

                              NOTICE OF BORROWING



Wachovia Bank of Georgia, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Commercial Division


Ladies and Gentlemen:

        Reference is hereby made to that certain Loan and Security Agreement dated February 24, 1994 (as at any time amended, the "Loan Agreement") between Rhodes, Inc. ("Borrower") and Wachovia Bank of Georgia, N.A. ("Lender"). Terms defined in the Loan Agreement have their respective meanings when used herein.

        Pursuant to Section 2.2.1 of the Loan Agreement, Borrower hereby requests that Lender make a [Prime Rate Loan] [Euro-Dollar Rate Loan with an Interest Period of ______] in an amount equal to $________________________(the "Loan") to Borrower.

        Borrower requests that the Loan requested hereunder be made available to Borrower on _______________, 19__.

        Borrower hereby certifies that: (i) the representations and warranties of Borrower set forth in the Loan Agreement are, on the date hereof, and will, on the date of the making of the Loan, be true and correct as if made on and as of such date, (ii) no Default Condition or Event of Default has occurred and is or, on the date of the making of the Loan, will be continuing, and (iii) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operation or business prospects of Borrower since the Closing Date.


                                            RHODES, INC.

                                            By: ________________________________

                                                Title: _________________________

                                  EXHIBIT "E"

                             COMPLIANCE CERTIFICATE

                            [LETTERHEAD OF BORROWER]

                               _________, 19 ___


TO:  Wachovia Bank of Georgia, N.A.
     191 Peachtree Street, N.E.
     Atlanta, Georgia  30303
     Attention:  Commercial Division


        The undersigned, the _________________ of RHODES, INC., a Georgia corporation ("Borrower"), gives this certificate to WACHOVIA BANK OF
GEORGIA, N.A. ("Bank") in accordance with the requirements of Section 8.11 of that certain Loan and Security Agreement dated February 24, 1994, between Borrower and Bank ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement:

        (1) Based upon my review of the balance sheets and statements of income of Borrower for the [quarter] [fiscal year] ending _____________, 19___, copies of which are attached hereto, I hereby certify that:

                (a)     Consolidated Fixed Charge Coverage Ratio is
                        ______________________.

                (b)     Consolidated Net Worth is _____________________________.

                (c)     Consolidated Leverage Ratio is ________________________.

                (d)     Capital Expenditures equal ____________________________.

        (2)     No Default Condition exists on the date hereof, other than:
___________________  (if none, so state); and

        (3)     No Event of Default exists on the date hereof, other than:
___________________  (If none, so state).



                                            Very truly yours,


                                            _________________________________
                                            Title: __________________________

                                  EXHIBIT "F"


                    BOARD RESOLUTIONS/INCUMBENCY CERTIFICATE


        I hereby certify that I am the duly elected, qualified and serving Assistant Secretary of RHODES, INC. ( "Borrower" ); that Borrower is a corporation organized and existing under the laws of the State of Georgia, having its chief executive office, principal place of business, registered office and registered agent at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319; that the following copy is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of Borrower, held on February 4, 1994, at which a quorum was present and acting throughout; that said meeting was duly authorized by the By-Laws of said corporation; that the actions taken at such meeting and reflected in said resolutions are now in full force and effect and have not been modified or amended; that on the date hereof the office of Senior Vice President, Finance and Administration of said corporation is held by Joel H. Dugan and the office of Assistant Secretary of said corporation is held by Barbara W. Snow; and that the following are the genuine signatures of said officers:

            Senior Vice President,               _____________________________
            Finance and Administration           Joel H. Dugan


            Assistant Secretary                  _____________________________
                                                 Barbara W. Snow

        "RESOLVED that this corporation enter into a certain Loan and Security Agreement with Wachovia Bank of Georgia, N.A. ("Bank"), providing generally for the extension of credit in favor of this corporation of up to $30,000,000 outstanding at any time, secured by the grant of a security interest in certain personal property of this corporation, including, but not limited to, all inventory, all cash and non-cash proceeds of such inventory, documents of title relating to such inventory and deposits for purchases of goods;

        "RESOLVED FURTHER, that the Senior Vice President, Finance and Administration of this corporation be and he is hereby authorized to execute and deliver said agreement and any notes and other agreements which said Bank may require, and to consent and agree to any and all terms to each and every one thereof;

        "RESOLVED, FURTHER, that the execution and delivery of any writings or the taking of any other actions in connection with the foregoing by the Senior Vice President, Finance and Administration or any officer of this corporation be and the same is hereby ratified as the act and deed of this corporation;

        "RESOLVED, FURTHER, that the Secretary or Assistant Secretary of this corporation be and he is hereby authorized to affix the seal of said corporation to any writings executed by the Senior Vice President, Finance and Administration in connection with the foregoing, and to attest the same, but such attestation is not required to evidence the same as the act and deed of this corporation."


        So certified to this 24th day of February, 1994.


(CORPORATE SEAL)                                 _______________________________
                                                 Assistant Secretary


        I, Joel H. Dugan, Senior Vice President, Finance and Administration of RHODES, INC., do certify that Barbara W. Snow is the duly elected and qualified Assistant Secretary of said corporation as of the date hereof, and the keeper of the records and minutes of the meetings of the Board of Directors of said corporation.

        This 24th day of February, 1994.


                                                 _______________________________
                                                 Senior Vice President,
                                                 Finance and Administration

                                  EXHIBIT "G"

                               OPINION OF COUNSEL


                       [LETTERHEAD OF BORROWER'S COUNSEL]


                               February 24, 1994


Wachovia Bank of Georgia, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia 30303

Parker, Hudson, Rainer & Dobbs
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303


        Re: $30,000,000 Secured Revolving Credit Facility -- Wachovia Bank of Georgia, N.A. ("Lender"), Rhodes, Inc. ("Borrower")


Gentlemen:

        We have served as counsel to Rhodes, Inc. ("Borrower"), a Georgia corporation, in connection with certain financial accommodations to be extended by Lender to Borrower as described in a certain Loan and Security Agreement ("Loan Agreement") between Borrower and Lender, dated February 24, 1994.
Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement. We have been requested and instructed by Borrower to deliver this opinion to you in satisfaction of a condition precedent in the Loan Agreement. As counsel to the Borrower, we have examined the following in order to give our opinions to you, as hereafter set forth, in connection with Lender's Loans to Borrower:

        1. The Certificate of Incorporation and By-laws of Borrower and all amendments to such Articles and By-laws;

        2. Outstanding loan agreements and indentures of Borrower for loans or extensions of credit;

        3.      The Loan Agreement;

        4.      The Master Note;

        5. Uniform Commercial Code financing statements naming Borrower as debtor and Lender as secured party (the "Financing

Statements") and filed with the offices appearing on Exhibit A attached hereto;

        6. Corporate proceedings of Borrower relating to the execution and delivery of the Loan Agreement, the Master Note and the Financing Statements in connection with the Loans to be made to Borrower; and

        7. UCC search reports for searches conducted in the jurisdictions shown on Exhibit A attached hereto ("Search Reports").

        In such examination, we have assumed the genuineness of all signatures (other than those by or on behalf of Borrower), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

        Based upon such examination and upon our examination of all such other documents, evidence and statutes as we have deemed pertinent, we advise you that in our opinion:

        1. Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties, and to execute and deliver, and to perform all of its obligations under the Loan Agreement, the Master Note and the Financing Statements.

        2. Neither the nature of Borrower's business nor the location of any of Borrower's property requires Borrower to be qualified as a foreign corporation in any jurisdiction other than the States of Alabama, Florida, Illinois, Kentucky, Mississippi, Missouri, North Carolina, South Carolina and Tennessee, and Borrower is duly qualified to transact business in such states.

        3. Borrower has as its corporate name, as registered with the Secretary of the State of Georgia, the name "Rhodes, Inc." To the best of our knowledge, Borrower has not had or used any other name except as disclosed in the Loan Agreement.

        4. Borrower has ______ shares of authorized capital stock, having a par value of $________ per share, of which ____________ shares are issued and outstanding as of the date hereof.

        5. The execution, delivery and performance by Borrower of the Loan Agreement, the Master Note and the Financing Statements have been duly authorized by all necessary corporate action, and do not (i) violate any provision of the Articles of Incorporation or By-laws of Borrower, (ii) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which Borrower's properties may be bound, (iii) violate any provision of any judicial or administrative law, rule or regulation or any order, writ, judgment, decree, determination or award by which Borrower or any of Borrower's property is bound, or (iv) cause, result in or require the creation or imposition in favor of anyone other than the Lender of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any property now owned or hereafter acquired by Borrower. To our knowledge, Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or under any such indenture, agreement, lease or instrument.

        6. The Loan Agreement, the Master Note and the Financing Statements have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

        7. None of the provisions of the Loan Agreement or the Master Note violate any laws of the State of Georgia relating to interest or usury.

        8. No taxes shall be payable to the State of Georgia or to any jurisdiction thereof, on account of the recording of the Financing Statements, other than nominal filing fees due under the laws of such State.

        9. We understand that Lender has filed the Financing Statements, copies of which have been examined by us, covering, among other things, Borrower's Inventory Collateral and the proceeds of such items. Assuming that Lender gives value to Borrower under the Loan Agreement, Lender will thereupon have a duly perfected security interest in the above-described property and the proceeds thereof, and such security interest of Lender will have priority over any other consensual UCC security interests in the same property that are perfected by the filing of a UCC-1 financing statement in any jurisdiction covered by the Search Report, except for purchase money security interests.

        10. There are no actions, suits, investigations or proceedings pending or, to the best of our knowledge, threatened against or affecting Borrower or the property of Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality which would materially and adversely affect the property, business, prospects, profits or condition

(financial or otherwise) of Borrower, including, without limitation, any action, suit, investigation or proceeding under any federal, state or local law, rule, regulation or ordinance relating to pollution, toxic waste or other environmental matters.

        11. None of the transactions contemplated by the Loan Agreement, including, without limitation, the use of the proceeds of any Loans made to Borrower thereunder, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and to the best of our knowledge no Borrower owns or intends to purchase or carry any "margin securities" as defined in said regulations.

        12. To the best of our knowledge after due inquiry, none of the employees of Borrower are parties to any collective bargaining agreement with Borrower and to the best of our knowledge after due inquiry, there are no grievances, disputes or controversies with any union or other organization of Borrower's employees or threats of strikes, work stoppages or asserted pending demands for collective bargaining.

        13. No "Reportable Event" (as that term is defined in Section 4043 of ERISA) exists in connection with Borrower and all relevant determination letters or other approvals with respect to Borrower have been obtained or sought from the Internal Revenue Service or other appropriate federal agencies. The Loan Agreement does not constitute, nor do any acts contemplated thereunder constitute, "Prohibited Transactions" within the meaning of Section 406 of ERISA. There are no liens on the real or personal property of Borrower pursuant to Section 4068 of ERISA. As used herein, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        14. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality is necessary to the valid execution, delivery or performance by Borrower of the Loan Agreement, the Master Note or the Financing Statements.

        This opinion may be relied upon by you and any participant in your Loans to Borrower, but by no other person or entity.

                                            Very truly yours,


                                            KING & SPALDING

                                  EXHIBIT "H"

                 SCHEDULE OF ADDITIONAL REQUIRED DOCUMENTATION

                                                            To be Executed and
Description of Document                                    Delivered by Borrower
- - -----------------------                                    ---------------------
None

                                  EXHIBIT "I"

                           LEASED LOCATIONS FOR WHICH
                       LANDLORD WAIVERS ARE NOT REQUIRED


Location                                       Landlord
- - --------                                       --------
Asheville, NC #66                              The Bama Company
                                               P. O. Box 18012
                                               Asheville, NC 28814-0012

Bradenton, FL #139                             Orlon Properties
                                               c/o The Fountains
                                               3001 N. Rocky Point Road
                                               Suite 125
                                               Tampa, FL 33607

Birmingham, AL #190                            Marks Properties, Inc.
                                               P.O. Box 101568
                                               Birmingham, AL 35210

Chattanooga, TN #78                            KMart Corporation
                                               3100 West Big Beaver Road
                                               Troy, MI 48084

Fayetteville, NC #33                           Vera Swain
                                               P. O. Box 35125
                                               Fayetteville, NC 28303

Gainesville, FL #80                            Steven M. Schwartz & Associates
                                               Two Ravinia Drive
                                               Suite 910
                                               Atlanta, GA 30346

Miami, FL #234                                 Trammell Crow Company
                                               c/o N. V. Wildlands
                                               6400 Congress Avenue
                                               Suite 2000
                                               Boca Raton, FL 33487

Miami, FL #34                                  Mary Celantano
                                               987 Hillsboro Mile
                                               Hillsboro Mile, FL 33062

Miami, FL #434                                 Omnifoam, Inc.
                                               3200 N.W. 110th Street
                                               Miami, FL 33167

Orlando, FL #326                               Flany Associates
                                               29 Park Avenue
                                               Suite 204
                                               Manhasset, NY 11030

Orlando, FL #126                               Colonial Plaza Shopping Center
                                               2560 E. Colonial Drive
                                               Orlando, FL 32803

Orlando, FL #226                               Robert Q. Schlytter
                                               4201 South 27th Street
                                               Milwaukee, WI 53221

Savannah, GA #32                               Director Cotency
                                               c/o Toby Director Goldman
                                               3251 Lemons Ridge
                                               Atlanta, GA 30339

Venice, FL #239                                CFG Properties
                                               2831 Ringling Blvd.
                                               Suite 203D, Building B
                                               Sarasota, FL 34237

Winston-Salem, NC #149                         Three M Rental Properties
                                               2706 Westridge Road
                                               Winston Salem, NC 27103

                                  EXHIBIT "J"

                               PENDING LITIGATION



1. Bryan Evans and Dedra Evans vs. Rhodes Furniture; Restonic Corporation, et al.

                  This is a product liability suit covered by both our insurance company and the vendors' Restonic Mattress Co. Plaintiff contends that her 11 month old son was suffocated by the plastic cover on a mattress due to Rhodes and/or Restonic's negligence. This case is totally without merit.

2. Carolyn Tolbert and Maurice J. Tolbert vs. Rhodes, Inc.; Universal Furniture Industries and Cal-Style Furniture (a subsidiary of Universal Furniture Industries, Inc.)

                  A customer claims injuries and damages in excess of $15,000 due to a swivel chair breaking and causing her to fall. This is being handled by our insurance carrier. We have product liability from the vendor, but their insurance is fighting coverage. This suit should only cost legal fees through the insurance company.

3.      Barbara Price vs. Rhodes Furniture (dba Marks-Fitzgerald)

                  Customer signed for insurance on her credit application in October 1991. She called Beneficial National Bank in July 1992 and requested the insurance be canceled which was done. Rhodes shows no correspondence from the customer between October 1991 and July 1992 nor from July 1992 until the suit was filed. Our attorneys are contacting her attorneys to find out the basis of her suit, which was filed on November 4, 1993.

4. Suzanne Coon, Denise A. Evans and Diane McDowell vs. Rhodes, Inc., Jerry Lind, Robert Evans and Frank Wentz

                  EEOC would not review, so suit has been filed for $150,000. Crum & Forster is defending under reservation of rights.

5.      Eaves vs. Rhodes

                  Eaves thinks his "pre-existing" medical claim should be paid by the insurance plan. Not material.

6.      Sandra Johnson vs. Rhodes

                  Appealed EEOC by Ms. Johnson after initial decision for Rhodes. Not material.

7.      11 pending decisions for EEOC, none are material in our opinion.

COUNTY OF FULTON

STATE OF GEORGIA                            February 24, 1994



                                  MASTER NOTE



         1. FOR VALUE RECEIVED, the undersigned, RHODES, INC., a corporation organized and existing under the laws of the State of Georgia ("Borrower") promises to pay to the order of WACHOVIA BANK OF GEORGIA, N.A. ("Lender"), at the main office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of the United States of America, the principal sum of $30,000,000, or so much thereof as may be disbursed and remain outstanding from time to time hereafter under that certain "Line of Credit" opened by Lender in favor of Borrower pursuant to the terms of that certain Loan and Security Agreement between Lender and Borrower of even date herewith (hereinafter, as it may be amended or supplemented from time to time, called the "Loan Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, on the "Termination Date" as defined in the Loan Agreement, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year) on each advance made hereunder from the date of such advance until paid in full at a variable rate per annum equal to the applicable rate set forth in and effective from time to time under the Loan Agreement. The principal amount of this Note and all accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable as provided in the Loan Agreement.

         2. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of this Master Note. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

         3. Borrower agrees that the occurrence of an Event of Default under the Loan Agreement shall constitute an event of default under this Master Note and shall entitle Lender, at its option, upon or at any time after the occurrence of any such Event of Default to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives.

         4. Borrower agrees, in the event that this Master Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

         5. This Master Note evidences borrowings under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "Master Note" defined in Section 1.1 thereof.

         6. Nothing herein shall limit any right granted to Lender by any other instrument or by law or equity.

         7. Borrower hereby waives demand, protest, notice of demand, protest and non-payment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Master Note to be signed and sealed on the day and year first above written.


                                               "BORROWER"

                                               RHODES, INC.

                                               By: /s/ Joel H. Dugan
                                                  ------------------------
                                                  Joel H. Dugan
                                                  Senior Vice President
                                                  Finance and Administration

                                               Attest: /s/ Barbara W. Snow
                                                      --------------------
                                                       Barbara W. Snow
                                                       Assistant Secretary

                                                         [CORPORATE SEAL]




                                     -2-